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                                                                    EXHIBIT 10.2


                                MIDWAY GAMES INC.

                            EXECUTIVE INCENTIVE PLAN


          Midway Games Inc. (the "Company") and its Controlled Affiliates hereby establish the Midway Games Inc. Executive Incentive Plan (the "Plan") for certain executives, managers and other key employees to secure the loyalty and continued services of and to provide special incentives to such persons, and to promote profitability and efficiency in the operations of the Company and its Controlled Affiliates. This Plan is effective as of July 1, 1998.

1.   DEFINITIONS:

     The terms set forth below have the definitions indicated whenever used in this Plan.

     1.1 "Affiliate": With respect to any Person, any other Person controlling, controlled by, or under common control with, such Person.

     1.2 "Award": The payment made pursuant to Sections 3, 4 and 6 and all other terms and conditions contained in the Plan.

     1.3 "Base Salary": The gross base salary of a Participant exclusive of royalties, commissions, allowances, bonuses, amounts paid under this Plan or any other plan sponsored by the Company or any other payments by the Company, provided, however, that amounts contributed on behalf of a Participant to a plan qualified under Code Section 401(k), which is sponsored by the Company or an Affiliate, shall be included.

     1.4 "Beneficiary": The Person or Persons designated by the Employee on the form provided by the Company to receive the amount, if any, that becomes payable under this Plan upon the death of the participating Employee. The Employee may change or revoke a Beneficiary


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designation at any time by filing a new designation or notice of revocation with the Company. No notice to, or consent by, any Beneficiary will be required to effect any change or revocation of designation. If an Employee does not designate a Beneficiary, the Employee's Beneficiary will be deemed to be the Employee's spouse, or if single, the Employee's estate and payments required hereunder will be made accordingly.

     1.5 "Business Unit" shall mean each operating business unit of the Employer, whether consisting of a corporation or a division, as designated by the Chief Executive Officer of the Company. As of the Effective Date, the Business Units are: Midway Home Entertainment, Inc.; Atari Games Corporation; the Chicago Coin-Op Division of Midway Games, Inc.

     1.6 "Code": The Internal Revenue Code of 1986, as amended.

     1.7 "Company": Midway Games Inc., or any Successor thereto.

     1.8 "Controlled Affiliate": Any Person in which all the ownership interests are owned, directly or indirectly, by the Company or by the Company and its Affiliates.

     1.9 "Disabled": An Employee's permanent and total disability, as defined under the long term disability plan of the Employer in which the Employee participates or, if the Employee does not participate in such a plan, "Disabled" will have the meaning set forth in Section 72(m)(7) of the Code. This definition also will apply to the term "Disability," as the context requires.

     1.10 "Effective Date": July 1, 1998.

     1.11 "Employee": (i) An employee or officer of any Employer or (ii) any other Person designated from time to time by the Chief Executive Officer of the Company as an Employee for purposes of this Plan.

     1.12 "Employer": Each of the Company and any Controlled Affiliate designated from time


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to time by the Chief Executive Officer of the Company as an Employer which has adopted this Plan. The initial Controlled Affiliates designated to participate in this Plan are Midway Home Entertainment, Inc., Atari Games Corporation and the Chicago Coin-Op division of Midway Games, Inc.

     1.13 "Operating Income": Operating income for the Company or the operating Business Units as included in the consolidating financial statements of Midway Games Inc. for each June 30 fiscal year used to prepare the consolidated financial statements as filed with the Company's Form 10-K. Operating income excludes provisions for income taxes, interest income, interest expense and other items of non-operating income and expense. Operating income may be adjusted for unusual or non-recurring items of income and expense required to be included in the determination of operating income for external financial reporting and/or for acquisitions of other businesses if such adjustments are recommended by the Company's Chief Financial Officer and approved by the Company's Chief Executive Officer.

     1.14 "Participants": Employees selected by the Chief Executive Officer of the Company to participate in the Plan in accordance with Section 2 hereof.

     1.15 "Person": Any human being or any corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

     1.16 "Plan Year": Each twelve-month period ending June 30.

     1.17 "Successor": With respect to any Person, the successor in interest to that Person, as determined by the Chief Executive Officer of the Company.

     1.18 "Termination": With respect to any Employee, the complete cessation of the employment of such Employee for or on behalf of all Employers and affiliates, whether by reason of


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the death, Disability, resignation or removal of the Employee or for any other reason, including the expiration of any applicable employment agreement. This definition also will apply to the term "Terminated," as the context requires.

     1.19 "Termination for Cause": With respect to any Employee , the Termination of such Employee on account of (i) the engaging by the Employee in intentional conduct not taken in good faith which has caused demonstrable injury to the Company, any Affiliate or any Controlled Affiliate, as determined by the Chief Executive Officer of the Company; (ii) conviction of a felony, as evidenced by binding and final judgment, order or decree of a court of competent jurisdiction; or (iii) willful and unreasonable refusal by the Employee to perform the Employee's duties or responsibilities.

     1.20 Other Definitions. The following terms will have the meaning set forth in the Section indicated:

                       Term                               Section
                       ----                               -------
              Annual Earnings Increase                      4.1
              Base Period Earnings                          4.1
              Corporate Employees                           4.1
              Direct Report                                 2.2
              Maximum Award                                 3.2
              Target Award                                  3.2

2.   ELIGIBILITY

     2.1 General: Employees shall be selected to participate in the plan from time to time by the Chief Executive Officer of the Company. Only employees who materially contribute to the success of an Employer shall be eligible for participation in the Plan.

     2.2 Participants: The initial Participants in the Plan shall consist of the Chief Financial Officer of the Company and the heads of each of the Business Units. Additionally, those Employees designated by the Chief Executive Officer of the Company who report directly to such persons, may


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also be Participants (the "Direct Reports"). The Chief Executive Officer of the
Company may also take under advisement the recommendations of the heads of the operating Business Units in making such determinations and shall determine which other Employees may participate in the Plan.

3.   AWARD OPPORTUNITIES

     3.1 Award Guidelines: Each participant shall have designated an award opportunity which shall be a percentage of the Participant's Base Salary. Each Participant will have both a Target Award (as defined hereafter) and a Maximum Award (as defined hereafter).

     3.2 Target and Maximum Awards: The Target Award for a Plan Year for the Chief Financial Officer of the Company and the heads of Business Units shall equal fifty percent (50%) of Base Salary. The Target Award for a Plan Year for those Employees who report directly to the heads of the Business Units, shall equal an amount ranging from twenty percent (20%) to thirty five percent (35%) of base salary, with the Chief Executive Officer of the Company to set the percentage Target Award with respect to each such Participant. The Maximum Award for a Plan Year shall be an amount equal to the Target Award multiplied by two.

4.   LEVELS AND MEASURES OF PERFORMANCE:

     4.1 Operating Income and Base Period Earnings: In determining the amount of the Award, the Chief Executive Officer of the Company shall first determine for a Plan Year the Operating Income of the Business Unit of the Participant and the Operating Income of the Company. In the initial Plan Year (which ends June 30,
1999), the Base Period Earnings shall equal the annual average of the Operating Income of the Business Unit and the Operating Income of the Company for the years ending June 30, 1997 and 1998. For all Plan Years thereafter, the Base Period Earnings shall equal the annual average of the Operating Income of the Business Unit and the Operating


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Income of the Company for the three years preceding the Plan Year. Awards for any Plan year shall be based on the sum (expressed as a percentage and hereafter referred to as "Annual Earnings Increase") of (i) seventy percent (70%) of the percent increase in Business Unit Operating Income over Base Period Earnings for such Business Unit, plus (ii) thirty percent (30%) of the percent increase in Company consolidated Operating Income over Base Period Earnings for the Company, subject to the limitations set forth in Section 6.4 hereof. Notwithstanding the foregoing, with respect to the Chief Financial Officer of the Company and such other Participants as are designated by the Chief Executive Officer of the Company ("Corporate Employees"), the calculations shall be based one hundred percent (100%) on the percentage increase in Operating Income of the Company over Base Period Earnings.

     4.2 Earnings Growth Standards: Any Award payable to a Participant (up to the Maximum Award) shall be determined in accordance with the chart annexed hereto as Appendix A. An example of such determination is annexed hereto as Appendix B.

     4.3 Award Adjustments: Notwithstanding anything contained in this Plan to the contrary, the amounts payable pursuant to Section 4.2 may be increased or decreased by the Chief Executive Officer of the Company up to twenty five percent (25%) of the Award earned pursuant to Section 4.2 based upon individual Participant performance factors, consistency of quarter-to-quarter Business Unit earnings growth, growth and development of the Participant, customer satisfaction or other performance elements proposed by the Business Unit heads and approved by the Chief Executive Officer of the Company. Additionally, any Participant who becomes eligible to receive a Target Award other than as of the beginning of a Plan Year shall be eligible for a full or partial Target or Maximum Award as determined by the Chief Executive Officer of the Company.


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5.   NATURE OF INTERESTS:  ACCOUNTING

     5.1 Nature of Interests: The Plan will be entirely unfunded, and nothing contained in, and no action taken pursuant to, this Plan will create or be construed to create a trust or funded benefit of any kind in favor of any Person, or a fiduciary relationship between or among the Employers, any Employee, any designated Beneficiary or any other Person. Title to and beneficial ownership of all assets, if any, whether cash or investments, that an Employer may designate to pay the benefits under this Plan, will at all times remain in such Employer's general asset account, and neither any Employee nor any other Person will have any right or property interest whatsoever in any such asset of the Employer until such amounts are paid to the Employee in accordance with this Plan. No Employer will be required to pre-fund its obligations under this Plan in any manner, whether by contributions to a trust fund, deposits in an escrow account or otherwise. If any Employer in its discretion does deposit funds in any such fund or account, no Employee or Beneficiary will have any right or interest in or to such contract, trust or account, and such Employee or Beneficiary will have only the rights of a general unsecured creditor with respect to such Employer's unsecured promise to pay the benefits in accordance with this Plan.

     5.2 Plan Expenses and Allocation of Costs: Any Award paid to Employees under this Plan, and other expenses associated with the establishment, administration and termination of this Plan, as determined by the Chief Executive Officer of the Company, will be paid by the Company in accordance with the terms and conditions set forth herein and, if so determined by the Company, the costs of such payments and expenses, or a portion thereof, will be charged by the Company to the Employers under such method of allocation as the Company deems appropriate.


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6.   PAYMENT OF AWARDS

     6.1 Time and Amount of Payment: Except as otherwise provided in this
Section 6, the individual Awards as determined pursuant to Section 4 will be paid to Participants as follows:

         (i) During the 60-day period following the completion of the audit of the Company's financial statements for the Plan Year, provided the Participant had not terminated employment on or before the last day of the Plan Year.

         (ii) Notwithstanding the foregoing, any Participant whose employment has been Terminated for Cause or who engages in competitive activity with the Company or any of its Affiliates (whether as an employee, consultant, independent contractor, or through self-employment) shall forfeit all rights and benefits under this Plan, provided that the Chief Executive Officer of the Company may make exceptions to this rule.

         (iii) Upon the death of, retirement of, or incurrence of a Disability by a Participant, the Participant's Beneficiary will be eligible to receive the individual award determined pursuant to Section 4, in whole or in part, as determined by the Chief Executive Officer of the Company.

Payment will be accompanied by a statement explaining the calculation of such Award.

     6.2 Form of Payment: Payment of benefits under Section 6.1 will be made in cash, subject to such withholding as may be required under the Code or other applicable laws.

     6.3 Payment to Minors or Incapacitated Persons: If the Chief Executive Officer of the Company determines that any Person to whom any payment is to be made under this Plan is unable to care for his affairs because of illness or accident, or is a minor, any payment due will be paid to the duly appointed guardian or other legal representative of such Person. Payment will be made under


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this Section 6.3 only after the receipt by the Company of documentation satisfactory to the Company evidencing such legal status.

     6.4 Limitation on Payments: Notwithstanding anything contained in this Plan to the contrary, aggregate payments to all Participants of a Business Unit or to Corporate Employees shall not be made with respect to a Plan Year in excess of either five percent (5%) of the Operating Income of such Business Unit (or of the Company for Corporate Employees) for such Plan Year. Partial payments will be made within the limitations of the foregoing in the ratio that amounts otherwise payable with respect to a Plan Year for each Participant bears to the amounts otherwise payable with respect to a Plan Year for all Participants.

7.   MISCELLANEOUS.

     7.1 Modification and Termination of Plan: Upon the recommendation of the Chief Executive Officer of the Company and with the approval of the Compensation Committee of the Board of Directors of the Company, the Company reserves the right to amend or terminate this Plan, and may suspend the grant of any awards under this Plan, at any time and from time to time in any manner it determines; provided that with respect to any termination, amendment or suspension which occurs other than as of the end of a Plan Year, Participants shall be eligible for pro-rata awards, determined by the Chief Executive Officer of the Company in the same manner as awards made as of the end of a Plan Year but pro-rated by the period of time for which the Plan remained in force prior to such termination. Notwithstanding any other provision of this Plan, this Plan will terminate on June 30, 2000, and all awards outstanding will be paid in compliance with the terms of this Plan. Immediately upon the payment of the awards after any termination of this Plan, no Person will have any further interest under this Plan and no Employee or Beneficiary will be entitled to any further


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payment under this Plan.

     7.2 Interest in this Plan Nonassignable: No Employee will have any right to sell, assign, dispose of, transfer, convey or otherwise alienate ("Transfer") any benefits, other than by designation of a Beneficiary in accordance with the terms of this Plan. Any purported Transfer in violation of this Section will be void and will be given no effect by the Company or any other Employer.

     7.3 Termination of Service: Neither this Plan nor any action taken under this Plan will be construed as giving any Employee any right to be retained in the employ of any Employer, and the right to dismiss any Employee at any time with or without cause is specifically reserved to each Employer (subject to the terms of any separate written employment agreement between such Employee and his Employer).

     7.4 Authority to Interpret this Plan: The Chief Executive Officer of the Company will have the complete and final authority to administer and interpret the provisions of this Plan, and the Chief Executive Officer of the Company's determination will be binding and conclusive on all parties. All interpretations, decisions and determinations required or permitted to be made or taken by the Chief Executive Officer of the Company will be made or taken by the Chief Executive Officer of the Company in his sole and absolute discretion. All interpretations, decisions and determinations taken by the Chief Executive Officer of the Company which are made in good faith and are not inconsistent with the explicit terms of this Plan will be final, binding and conclusive on the Employers, Employees, Beneficiaries and all other Persons having dealings with this Plan.

     7.5 Effect of this Plan: This Plan will be binding upon and inure to the benefit of the Employers, their Successors, the Employees and the Beneficiaries.

     7.6 Applicable Law: This Plan will be construed in accordance with and governed by the


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laws of the State of Illinois without regard to principles of conflicts of laws.

     7.7 Counterparts: This Plan may be executed in any number of counterparts, each of which will be deemed to be an original instrument, but all of which taken together will constitute but one instrument.

     7.8 Complete Agreement: This Plan will constitute the entire understanding and agreement between an Employer and such Employee with respect to the subject matter hereof.

     7.9 Waiver of Breach: The waiver by any Employer or the Chief Executive Officer of the Company of a breach or violation of any provision of this Plan will not operate as, or be construed to be, a waiver of any subsequent breach of the same or the provisions hereof.

     7.10 Severability: If any provision of this Plan, or the application of such provision to any Person or circumstance, is found by a court of competent jurisdiction to be unenforceable for any reason, such provision may be modified or severed from this Plan to the extent necessary to make such provision enforceable against such Person or in such circumstance. Neither the unenforceability of such provision nor the modification or severance of such provision will affect (i) the enforceability of any other provision of this Plan or (ii) the enforceability of such provision against any Person or in any circumstance other than those against or in which such provision is found to be unenforceable.

     7.11 Headings: The headings of the Sections of this Plan are solely for convenience and reference and will not limit or otherwise affect the meaning of any of the terms or provisions of this Plan.

     7.12 Terms: Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Plan. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person


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may require. The singular or plural includes the other, as the context requires or permits.

     7.13 Notices: All notices, claims, requests, demands and other communications required or given hereunder will be in writing and will be deemed to be duly given if (a) personally delivered (including delivery by Federal Express or other nationally recognized overnight carrier) or (b) sent by telecopy as follows:

         (a) If to the Company, to the address set forth on the signature page attached hereto.

         (b) If to an Employee, to the address maintained for such Employee on the books and records of the Employer of such Employee.

         (c) Any person may change the address(es) to which notices are required to be sent by giving notice of such changes in the manner provided in this Section; provided that such notice will not be effective until actual receipt by the addressee.

     7.14 Confidentiality: Employees shall keep all information with respect to this Plan confidential.









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                                  APPENDIX A


                           EARNINGS GROWTH STANDARDS


------------------------------------------------------------------------------------------------------------------------------------
                                                          AWARD EARNED
------------------------------------------------------------------------------------------------------------------------------------
     Annual Earnings                          % of Target Award                                        % of Salary**
        Increase*                                                                 --------------------------------------------------
                                                                                   Business Unit              Direct Reports***
                                                                                       Heads
------------------------------------------------------------------------------------------------------------------------------------
     At or above 40%                        200% of target award                        100%               70%               40%
------------------------------------------------------------------------------------------------------------------------------------
   Over 30%, under 40%         +10% of target for each + 1% of earnings growth        51 - 99%          36 - 69%           21 - 39%
------------------------------------------------------------------------------------------------------------------------------------
           30%                              100% of target award                        50%                35%               20%
------------------------------------------------------------------------------------------------------------------------------------
   Over 20%, under 30%          +5% of target for each +1% of earnings growth         26 - 49%          18 - 34%           11 - 19%
------------------------------------------------------------------------------------------------------------------------------------
           20%                               50% of target award                        25%               17.5%              10%
------------------------------------------------------------------------------------------------------------------------------------
   Over 5%, under 20%           +2% of target for each 1% of earnings growth          11 - 24%           7 - 17%            5 - 9%
------------------------------------------------------------------------------------------------------------------------------------
           5%                                20% of target award                        10%                7%                 4%
------------------------------------------------------------------------------------------------------------------------------------
        Under 5%                                  None (0%)                            - 0 -              - 0 -             - 0 -
------------------------------------------------------------------------------------------------------------------------------------


*     Percentages will be calculated rounded down to two decimal places.

**    Percentages will be rounded down to the next whole number.

***   Applicable maximum determined by CEO; percentages for Direct Reports shall be extrapolated between the two columns applicable to Direct Reports.



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                                   APPENDIX B


                      AWARDS CALCULATION EXAMPLE (MILLIONS)


                        Base Period Earnings
                        (=Three Year                  199X
                        Average Annual                Operating        Percent
Business Unit           Operating Income)             Income           Increase
-------------           -----------------             ------           --------
One                          $20.4                     $35.4             73.53%
Two                           12.5                      17.0             36.00%
Three                         25.5                      16.2                 0%
Corporate                     (2.0)                     (2.0)                -
                             -----                     -----
Company Consolidated         $56.4                     $66.6             18.08%
                             =====                     =====



One                                                   Business Unit Head
---                                                   ------------------
              73.53% x 70% =    51.47%
              18.08% x 30% =     5.42
                               ------
Annual earnings increase =      56.89%   achieved     200% of target or award of
                                                      100% of base salary


Two
---
              36.00% x 70% =    25.20%
              18.08% x 30% =     5.42
                               ------
Annual earnings increase =      30.62%   achieved     106% of target or award of
                                                      53% of base salary


Three
-----
                  0% x 70% =        0%
              18.08% x 30% =     5.42
                               ------
Annual earnings increase =       5.42%   achieved     20% of target or award
                                                      of 10% of base salary

Company Consolidated Annual Earnings Increase
---------------------------------------------
              18.08% x 100% =   18.08%   achieved     46% of target or award of
                                                      23% of base salary